UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Sawyer Road Corinth MS	38829
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 955-5321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Overview

On December 17, 2013, eOn Communications Corporation, a Delaware corporation (“eOn”), entered into the definitive agreements described below in which, subject to the completion of the conditions described below and in the attached exhibits to this Form 8-K, eOn will acquire Inventergy, Inc., a Delaware corporation (“Inventergy”) and issue to the Inventergy stockholders eOn shares that will result in the Inventergy stockholders in the aggregate obtaining control of eOn. As part of this proposed transaction, eOn has issued shares of its preferred stock to certain investors on the terms described below. In addition, eOn intends to transfer all of its ownership interests in Cortelco Systems Holding Corp. and Cortelco Systems Puerto Rico, Inc., so that its only subsidiaries upon completion of the acquisition will be Inventergy and a newly formed subsidiary that will conduct certain legacy lines of business.

Inventergy is an intellectual property investment and licensing company, whose principal offices are located at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California 95014. Information concerning Inventergy’s business that has been provided by Inventergy to eOn is attached to this Form 8-K as Exhibits 99.1 and 99.2.

Agreements Relating to Securities Issuance

Sale of Preferred Stock and Warrants. eOn entered into a Securities Purchase Agreement (the “SPA”) on December 17, 2013 with certain accredited investors (collectively, the “Buyers”). Pursuant to the terms of the SPA, on December 17, 2013, the Buyers purchased and eOn sold an aggregate of 2,750 shares of eOn’s Series B Convertible Preferred Stock (“eOn Series B Preferred Stock”) with a stated value of $1,000 per share of eOn Series B Preferred Stock (the “Stated Value”) and the rights and preferences set forth in the Certificate of Designations for the Series B Preferred Stock (the “Certificate of Designations”). In addition, eOn issued to the Buyers warrants to purchase an aggregate of 1,401,870 shares of eOn common stock (the “Warrants”). The aggregate purchase price for the shares of Series B Preferred Stock and the Warrants was $2.75 million. The offer and sale of these securities was made pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Rule 506(b) of Regulation D. Based upon representations by the Buyers, no investor purchasing shares in this private placement resulted in such investor having beneficial ownership of more than 4.9% of eOn’s common stock, par value $0.005 per share (“eOn Common Stock”) on an as-converted basis.

Issuance of Letter of Credit. Pursuant to the SPA, eOn has obtained irrevocable letters of credit (collectively, the “Letters of Credit”) in the aggregate amount of $2.75 million issued by Wells Fargo National Association in favor of each Buyer. The Letters of Credit are collateralized by the proceeds received by eOn from the sale of the Series B Preferred Stock and Warrants in the amount of $2.75 million. Upon a Holder Optional Redemption or Change of Control Redemption (each, as discussed below), the Buyers may draw upon the Letters of Credit and require eOn to redeem the shares of eOn Series B Preferred Stock issued to such Buyers for a price equal to the Stated Value. The Letters of Credit will be terminated and the $2.75 million will be released to eOn upon the latest of (i) eOn stockholder approval of the proposals described below, (ii) the date the eOn registration statement registering the required number of shares of eOn Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants is declared effective by the SEC, as required under the registration rights agreement discussed below, (iii) the date eOn provides notice to each Buyer of the date for the scheduled consummation of a merger of eOn’s newly formed subsidiary with and into Inventergy, as discussed below (the “Merger”), and (iv) the date all conditions to the consummation of the Merger have been satisfied or are reasonably expected to be satisfied by the scheduled closing date of the Merger.

Use of Proceeds. In the event the Merger occurs and the $2.75 million in cash is released by Wells Fargo to eOn, eOn intends to use $1,650,000 of the proceeds to declare and pay a dividend on the shares of eOn Common Stock to holders of record as of a record date which will be not later than 10 days prior to the date of the eOn stockholder meeting called to vote on the Merger, with the payment date to occur within 3 days after the completion of the Merger (the “Initial Dividend”). A portion of the remaining proceeds will be used to pay for certain assets to be purchased at the time of the Merger from Cortelco, as discussed below, and all other proceeds will be used by eOn and its subsidiaries after the Merger for general corporate purposes (but not for the repayment of any outstanding indebtedness or the redemption of any equity securities).

Conversion of Preferred Stock. Each share of Series B Preferred Stock is convertible, at the option of the holder, into shares of eOn Common Stock determined by dividing the Stated Value by the conversion price, which is initially $1.07 per share, subject to adjustment as set forth in the Certificate of Designations (the “Conversion Price”). The shares of Series B Preferred Stock are convertible at any time on and after the earliest of (i) the date the shares of eOn Common Stock that are to be received upon conversion (the “Conversion Shares”) are registered with the Securities and Exchange Commission (the “SEC”), (ii) the date in which the Conversion Shares may be sold pursuant to Rule 144 promulgated under the Securities Act, and (iii) the date in which the eOn stockholders have approved the Merger. In no event will the shares of Series B Preferred Stock be convertible prior to the record date for the Initial Dividend so long as such record date is not later than 10 days prior to the date of the eOn stockholder meeting called to vote on the Merger. After the shares of Series B Preferred Stock are initially convertible, the shares may be automatically converted five trading days after either (i) approval of the holders of at least 60% of the outstanding shares of Series B Preferred Stock (the “Required Holders”) or (ii) subject to certain conditions set forth in the Certificate of Designations, both (A) the closing of an underwritten firm commitment public offering of eOn Common Stock with an aggregate offering price to the public of not less than $20 million at a price per share that equals or exceeds $1.61 per share (as adjusted for stock dividends, stock splits, reverse stock splits and other similar transactions) and (B) the redemption in full of those certain senior secured notes issued by Inventergy due May 10, 2018.

Optional Redemption of Preferred Stock. The holders of the Series B Preferred Stock have the option to require eOn to redeem the Series B Preferred Stock at the Stated Value in the event (i) eOn amends the definitive documentation for the Merger without the consent of the Required Holders, (ii) the Merger is not completed on or before June 17, 2014, (iii) the reverse stock split (as discussed below) is not completed on or before May 17, 2014, or (iv) the eOn stockholders have not approved the issuance of eOn Common Stock in excess of the Exchange Cap (as defined below) on or before May 17, 2014. In the event the holders do not exercise this redemption right in full within 2 business days of the occurrence of any of the events mentioned above, eOn has the right to redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock for an aggregate purchase price equal to the number of shares being redeemed times the Stated Value.

Change of Control. In the event eOn completes a Change of Control or a Non-Public Fundamental Transaction (each, as defined in the Certificate of Designations, which defined terms expressly exclude the Merger), then the holders of the Series B Preferred Stock have the option to require eOn to redeem all or any portion of the Series B Preferred Stock at a price equal to the Change of Control Redemption Price (as defined in the Certificate of Designations).

Limitations on Conversion. A holder has no right to convert shares of Series B Preferred Stock to the extent that such conversion would result in such holder being the beneficial owner in excess of 4.99% of eOn Common Stock; provided that upon delivering at least 61 days’ prior written notice to eOn, a holder may increase or decrease this percentage limitation to any other percentage not in excess of 9.99% (the “Beneficial Owner Cap”). In addition, a holder has no right to convert shares of Series B Preferred Stock if the issuance of the Conversion Shares would exceed the aggregate number of shares of eOn Common Stock which eOn may issue upon conversion of the Series B Preferred Stock without breaching eOn’s obligations under Nasdaq listing rules (the “Exchange Cap”). The Exchange Cap limitation does not apply if eOn’s stockholders approve issuances above the Exchange Cap. As discussed below, eOn intends to call a meeting of its stockholders to approve issuances in excess of the Exchange Cap, along with the other stockholder proposals discussed below.

Voting Rights. Each holder of Series B Preferred Stock has, subject to certain limitations, the right to a number of votes equal to the number of shares of Common Stock into which such holder's shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of the record date, the number of such votes will be calculated using a conversion price that is the higher of (i) $1.07 per share and (ii) the closing bid price on December 17, 2013. The number of votes will be proportionately adjusted in the event of a stock dividend, stock split, reverse stock split, or similar transaction. Otherwise, the holders of shares of Series B Preferred Stock have the same voting rights as holders of shares of eOn’s Common Stock, except that no holder has the right to vote to approve the issuance of Conversion Shares in excess of the Exchange Cap.

Liquidation. Each holder of Series B Preferred Stock is entitled to receive an amount equal to the number of shares held by such holder times the Stated Value in preference to any amounts that may be distributable to holders of eOn Common Stock, plus an amount equal to the amount such holder would have received if such holder had converted the shares of Series B Preferred Stock.

Dividends. Except for the Initial Dividend, the holders of the Series B Preferred Stock are entitled to dividends as if such holders had converted the shares of Series B Preferred Stock into eOn Common Stock.

Terms of Warrants. The Warrants are exercisable at an exercise price of $1.33 per share (subject to adjustment for stock dividends, stock splits, reverse stock splits, and similar transactions). The Warrants are initially exercisable the business day following the date the holder has delivered written instructions to Wells Fargo, National Association to deliver the holder’s amount of the Letter of Credit to eOn, as discussed above, but not before the record date for the eOn stockholders to receive the Initial Dividend, so long as such record date is not later than 10 days prior to the date of the eOn stockholder meeting called to vote on the Merger. The Warrants expire on the earlier of (i) the date that is 24 months after the initial exercise date and (ii) the date the agreement relating to the Merger is terminated. Each holder of Warrants is restricted in exercising the Warrants to the extent such exercise would exceed the Beneficial Owner Cap or the Exchange Cap (absent eOn stockholder approval), as discussed under “Limitations of Conversion” above.

Registration Rights Agreement. Pursuant to the SPA, on December 17, 2013, eOn also entered into a Registration Rights Agreement pursuant to which eOn will be obligated to file a registration statement with the SEC to register the resale of the shares of eOn Common Stock issuable upon conversion of the eOn Series B Preferred Stock and exercise of the Warrants with respect to those Buyers whose purchase price for the Series B Preferred Stock and Warrants equaled or exceeded $350,000 (the “Designated Buyers”). eOn is required to file an initial registration statement registering 606,140 of these shares within one business date of the date the registration statement is filed with respect to the eOn shares of stock to be issued by eOn in the Merger, as discussed below (the “S-4 Registration Statement”). eOn will also use its best efforts to cause this initial registration statement to be declared effective as promptly as possible after the filing thereof, but in any event no later than the date on which the S-4 Registration Statement is declared effective. eOn is obligated to file additional registration statements until such time as all of the shares of Common Stock issuable to the Designated Buyers upon conversion of the Series B Preferred Stock and the exercise of the Warrants are either registered, available to be sold without restriction under Rule 144 of the Securities Act, or all such shares have been sold by the Designated Buyers.

Voting and Lock-up Agreements. eOn has entered into a voting agreements with David Lee, the Chairman of eOn, and a trust in which Mr. Lee serves as a trustee. The voting agreements provide that Mr. Lee and the trust will vote their shares of eOn Common Stock in favor of the issuances of eOn Common Stock in excess of the Exchange Cap, the Merger, and the reverse stock split, as discussed below. In addition, each of the officers and directors of eOn have executed a lock-up agreement, agreeing not to sell their shares of eOn Common Stock prior to the earlier of (i) completion of the Merger, (ii) the date no shares of Series B Preferred Stock are outstanding, and (iii) July 17, 2014.

Definitive Agreements Attached as Exhibits. A copy of the SPA is attached hereto as Exhibit 10.1, a form of the Letters of Credit is attached as Exhibit 10.2, a copy of the Certificate of Designations is attached hereto as Exhibit 4.1, a copy of the Warrants is attached hereto as Exhibit 4.2, and a copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3. The foregoing description of the SPA, the Letters of Credit, the Certificate of Designations, the Warrants, and the Registration Rights Agreement is qualified in its entirety by reference to the full text of these documents.

Agreements Relating to Merger

Merger Agreement. On December 17, 2013, eOn, Inventergy, and Inventergy Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of eOn (“Merger Sub”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) pursuant to which the parties agreed that Merger Sub will merge with and into Inventergy (the “Merger”). As a result of the Merger, Inventergy will be a wholly-owned subsidiary of eOn. Consummation of the Merger is subject to approval by the stockholders of eOn and certain other conditions discussed below and as set forth in the Merger Agreement. The Merger is expected to close during the first calendar quarter of 2014.

Conversion of Inventergy Securities. Under the terms of the Merger Agreement, each outstanding share of Inventergy common stock will be exchanged for 2.8278 shares of eOn Common Stock (the “Exchange Ratio”). Based on the number of outstanding Inventergy shares of common stock outstanding as of December 17, 2013, we would anticipate issuing approximately 32.5 million shares of eOn Common Stock in exchange for the shares of Inventergy common stock. Each share of Inventergy Series A-1 Convertible Preferred Stock will be exchanged for one share of eOn Series A-1 Convertible Preferred Stock, and each share of Inventergy Series A-2 Convertible Preferred Stock be exchanged into one share of eOn Series A-2 Preferred Stock. The rights and preferences of the eOn Series A-1 Preferred Stock and Series A-2 Preferred Stock are described in the form of eOn amended and restated certificate of incorporation that is an exhibit to the Merger Agreement, which will become effective at the time of, and contingent upon, the completion of the Merger. Each share of eOn Series A-1 Preferred Stock and eOn Series A-2 Preferred Stock will have an initial conversion price at the time of the Merger equal to the quotient determined by dividing (i) the conversion price set forth in the Certificate of Designations of the Inventergy Series A-1 Convertible Preferred Stock and the Inventergy Series A-2 Convertible Preferred Stock, as applicable, as in effect immediately prior to the consummation of the Merger, by (ii) Exchange Ratio. Based on the number of outstanding shares of Inventergy Series A-1 Preferred Stock and Inventergy Series A-2 Preferred Stock outstanding as of December 17, 2013, we would anticipate that the shares of eOn Common Stock issuable upon conversion in full of the eOn Series A-1 Preferred Stock and eOn Series A-2 stock at the time of the Merger will be approximately 17.5 million shares of eOn Common Stock. Upon the effectiveness of the Merger, all outstanding options and warrants to purchase Inventergy Common Stock will be converted into options and warrants to purchase eOn Common Stock based upon the Exchange Ratio. The Exchange Ratio is subject to adjustment upon the occurrence of certain events as described in the Merger Agreement.

Representations and Pre-Closing Covenants. The Merger Agreement contains customary representations and warranties of eOn and Inventergy, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, compliance with applicable laws, indebtedness, assets, contracts, intellectual property, employees, taxes, and litigation. eOn and Inventergy have agreed to conduct their respective businesses in the ordinary course until the Merger is completed. eOn and Inventergy have also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Post-Closing Covenants. eOn and Inventergy have agreed to maintain the existing indemnification provisions set forth in their respective governing documents for the benefit of its current and former officers and directors after the Merger and will enter into indemnification agreements with each of them. In addition, Inventergy will purchase and eOn will maintain a directors’ and officers’ liability “tail” insurance policy for a period of 6 years following the Merger.

Transition Agreement. On December 17, 2013, eOn, Cortelco Systems Holding Corp., a Delaware corporation and wholly-owned subsidiary of eOn (“Cortelco Holding”), eOn Communications Systems, Inc., a Delaware corporation and wholly-owned subsidiary of eOn (“eOn Subsidiary”), and Cortelco, Inc., a Delaware corporation and wholly-owned subsidiary of Cortelco Holding (“Cortelco”) entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provides for numerous transactions among eOn and its subsidiaries in connection with, and subject to the completion of, the Merger. Each of these transactions would take place at the time the Merger becomes effective, including the following (collectively, the “Transition Transactions”):

(1) eOn and Cortelco will each transfer certain contracts and other assets to eOn Subsidiary, and eOn Subsidiary will assume the liabilities associated with such contracts on and after the date of assumption;

(2) eOn Subsidiary will purchase from Cortelco certain inventory for a purchase price equal to Cortelco’s book value of such inventory;

(3) eOn and Cortelco Holding will redeem in full that certain contingent note in the maximum initial amount of $11 million (the “Contingent Note”) in consideration of paying the noteholders a combination of cash and transferring all of the outstanding shares of Cortelco Holding owned by eOn to certain of the noteholders;

(4) Cortelco will enter into a fulfillment services agreement with eOn Subsidiary providing for certain services to be conducted on behalf of eOn Subsidiary after the Merger;

(5) eOn will transfer to Cortelco Holding (i) all of its ownership in Cortelco Systems Puerto Rico, Inc., and Symbio Investment Corp., and (ii) eOn’s right to require Mr. Lee to purchase its investment in Symbio Investment Corp.; and

(6) eOn and Cortelco Holding will enter into an indemnity agreement providing that Cortelco will indemnify eOn from and against any future losses arising from the Contingent Note and certain other matters.

Upon completion of the Merger and the Transition Transactions, eOn will own all of the outstanding stock of Inventergy and eOn Subsidiary, and will no longer own any interest in Cortelco Holding, Cortelco, Cortelco Systems Puerto Rico, Inc., or Symbio Investment Corp.

Ancillary Transactions. Subject to the completion of and at the time of the Merger and the Transition Transactions, a number of additional ancillary transactions will take place, including the following (collectively, the “Ancillary Transactions”):

(1) eOn will declare and pay to eOn stockholders of record as of a record date that is at least 10 days prior to the date of the eOn special stockholder meeting called to vote upon the Merger the Initial Dividend, as discussed above;

(2) eOn will file an amended and restated certificate of incorporation, which amendments will include (i) changing its name to “Inventergy Global, Inc.”, (ii) effecting a reverse stock split at a ratio of between one-for-three and one-for-five shares of eOn Common Stock, and (iii) designating the rights and preferences of the eOn Series A-1 Preferred Stock and eOn Series A-2 Preferred Stock;

(3) eOn, eOn Subsidiary, and each other direct and indirect subsidiary of eOn, will, after the Merger, guarantee and enter into a security agreement relating to certain senior secured notes due May 10, 2018, issued by Inventergy to certain investors in the initial principal amount of $5 million and assume certain obligations of Inventergy pursuant to an assumption agreement;

(4) eOn will assume the Inventergy 2013 Stock Incentive Plan;

(5) the officers and directors of eOn and eOn Merger Sub will resign and the directors elected by the eOn stockholders and officers appointed by such newly elected directors will serve in their stead;

(6) certain stockholders of Inventergy will enter into lock-up agreements restricting their ability to transfer shares of eOn Common Stock received in the merger for a period of time after the Merger; and

(7) Stephen Swartz, the current Principal Executive Officer of eOn, will enter into an employment agreement with either eOn or eOn Subsidiary.

Stockholder Proposals. eOn and Inventergy will cooperate with each other in the preparation and filing of public announcements and eOn’s filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 that will include a proxy statement and a prospectus of eOn and other relevant documents concerning the proposed Merger. eOn’s stockholders will be asked to vote in favor of, among other things (collectively, the “Stockholder Proposals”):

(1) providing for the issuance of all Conversion Shares and shares of eOn Common Stock underlying the Warrants, in each case, without regard to the Exchange Cap, as discussed above;

(2) adoption of the Merger Agreement and the Merger;

(3) adoption of an amended and restated certificate of incorporation of eOn, which amendments include changing eOn’s name to Inventergy Global, Inc., effecting a reverse stock split, and designating the rights and preferences of the eOn Series A-1 Preferred Stock and the eOn Series A-2 Preferred Stock;

(4) election of six director nominees as directors of eOn, who will commence their directorships at the effective time of the Merger; and

(5) adoption of the Inventergy 2013 Stock Incentive Plan.

Closing Conditions. Each party’s obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of eOn Common Stock and Series B Preferred Stock of each of the Stockholder Proposals, (b) effectiveness of the registration statement to be filed by eOn and exchange listing approval, in each case with respect to the eOn Common Stock to be issued in the Merger, (c) the completion of each of the Transition Transactions and Ancillary Transactions either prior to or simultaneous with the completion of the Merger, (d) the accuracy of the representations and warranties of the other party, (e) compliance of the other party with its covenants in all material respects, and (f) the absence of a material adverse effect of the other party.

Termination Rights. The Merger Agreement contains certain termination rights for eOn and Inventergy, as the case may be, applicable upon: (i) mutual consent of the parties, (ii) failure of the eOn stockholders to approve the Stockholder Proposals, (iii) a party’s conditions of closing have not been satisfied or waived on or prior to June 1, 2014 (iv) a failure of the other party to comply with such party's covenants or a breach of the representations and warranties by the other party that would have a material adverse effect if such noncompliance or breach is not cured within 15 days’ notice of such breach; (v) any order or decree of a court or governmental agency that prohibits or materially restrains the completion of the Merger; or (vi) there has been a material adverse change to the condition of the other party.

Definitive Agreements Attached as Exhibits. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Transition Agreement is attached hereto as Exhibit 2.2. The foregoing description of the Merger Agreement and the Transition Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of these documents.

Registration Statement/Proxy Statement/Prospectus

eOn will file a Registration Statement on Form S-4 that will include its proxy statement for its special meeting of eOn stockholders and a prospectus relating to the issuance of shares of eOn Common Stock pursuant to the Merger. Stockholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Lee Bowling, Chief Financial Officer, eOn Communications Corporation, 1703 Sawyer Road Corinth, Mississippi 38829; telephone: (800) 955-5321, when filed with the SEC. All documents filed with the SEC are also available free of charge at the SEC’s website (www.sec.gov).

eOn and Inventergy and their respective directors and executive officers and affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding these persons and their interests in the Merger will be included in the proxy statement/prospectus relating to the Merger when it is filed with the SEC. Information concerning eOn’s directors and executive officers is also set forth in its proxy statement and annual report on Form 10-K (including any amendments thereto), previously filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements contained in this Form 8K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to the anticipated consummation of the Merger, the Transition Transactions, the Ancillary Transactions, the Initial Dividend, and the expected effects of the transactions described above, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in eOn’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that relate specifically to the proposed transactions that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required stockholder approvals or failure of any of the other conditions which would result in the transaction not being completed, customer and employee relationships and business operations may be disrupted by the transactions, and the ability to complete the transactions on the expected timeframe may be more difficult, time-consuming or costly than expected.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 “Agreements Relating to Securities Issuance” is hereby incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 17, 2013, eOn’s Board of Directors approved a change in eOn’s fiscal year end from July 31 to December 31, with such change contingent upon and effective as of the effective time of the Merger. The Form 10Q or 10K on which the report covering the transition period will be filed will be the Form for the quarter ended after the effective time of the Merger.

Item 7.01 Regulation FD Disclosure

On December 17, 2013, eOn issued a press release, attached hereto as Exhibit 99.3, announcing the sale of the Series B Preferred Stock and Warrants to the Buyers and entering into the Merger Agreement with Inventergy.

Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated December 17, 2013
2.2	Transition Agreement by and among eOn Communications Corporation, Cortelco Systems Holding Corp., Cortelco, Inc., and eOn Communications Systems, Inc. dated December 17, 2013
4.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of eOn Communications Corporation
4.2	Form of Warrant to Purchase Common Stock
10.1	Securities Purchase Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013
10.2	Form of Letters of Credit
10.3	Registration Rights Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013
99.1	Description of Inventergy’s Business
99.2	Inventergy Slide Presentation
99.3	Press Release dated December 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013

EON COMMUNICATIONS CORPORATION

By:	/s/Stephen Swartz
Stephen Swartz
Principal Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger, Inc., dated December 17, 2013
2.2	Transition Agreement by and among eOn Communications Corporation, Cortelco Systems Holding Corp., Cortelco, Inc., and eOn Communications Systems, Inc. dated December 17, 2013
4.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of eOn Communications Corporation
4.2	Form of Warrant to Purchase Common Stock
10.1	Securities Purchase Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013
10.2	Form of Letters of Credit
10.3	Registration Rights Agreement by and among eOn Communications Corporation and the investors listed on the Schedule of Buyers attached thereto dated as of December 17, 2013
99.1	Description of Inventergy’s Business
99.2	Inventergy Slide Presentation
99.3	Press Release dated December 17, 2013